HAMPSHIRE GROUP, LIMITED
STOCK SYMBOL:  HAMP                                    FOR IMMEDIATE RELEASE

CONTACT:     CHARLES W. CLAYTON
PHONE:       (864) 231-1211
FACSIMILE:   (864) 225-1215

       Hampshire Group Announces Results for 2005 Year and Fourth Quarter

ANDERSON, S.C., March 2, 2006...Hampshire Group, Limited (NASDAQ Symbol: "HAMP") today announced that net income for the year ended December 31, 2005, was $12,798,000, or $1.56 per diluted share compared with $13,725,000, or $1.66 per diluted share, in 2004. Net income in 2005 included non-recurring income of $2,755,000, net of income taxes. Net sales for the year ended December 31, 2005 were $324,025,000 compared with net sales of $301,999,000 for 2004.

In the fourth quarter of 2005 net sales were $103,720,000 compared with $105,246,000 in the prior year, and net income was $4,139,000, or $0.51 per diluted share, compared with $8,332,000, or $1.01 per diluted share for the fourth quarter 2004.

The Company reported that income was strong in the men's sweater business, as its branded strategy helped to achieve market share gains in a declining market. The women's sweater business and the related separates businesses were adversely affected by competitive market conditions.

Commenting on results, Ludwig Kuttner, Chairman and Chief Executive Officer of Hampshire Group, said, "Market conditions continue to be difficult, in part because of the continuing consolidation and change in the retailing industry. Our strategy is to continue to differentiate our Company through our emphasis on uncompromising quality, value, style and service and to strengthen and develop our brands as a means of further differentiation."

Further, he said, "We continue our efforts to expand our market penetration with two acquisitions. The David Brooks business is now part of our newly established division `Hampshire Better Brands' with which we intend to build a niche position in the better women's sweater and related separates market. The January 2006 acquisition of Shane Hunter, Inc. represents an opportunity to enhance our existing mass-merchant distribution."

Hampshire Group, Limited is a diversified apparel company, believed to be the largest supplier of sweaters in North America and a leading supplier of related separates.
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          "Cautionary Disclosure Regarding Forward-Looking Statements"

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are also urged to carefully review and consider the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings which attempt to advise interested parties of the factors which affect the Company's business.


                            HAMPSHIRE GROUP, LIMITED
                        COMPARATIVE SUMMARY OF EARNINGS
                     (in thousands, except per share data)


                                                    Year              Fourth Quarter
                                              ------------------   ---------------------
                                                2005       2004       2005      2004
                                              ------------------   ---------------------
Net sales                                     $324,025   $301,999   $103,720   $105,246
                                              -------------------  ---------------------

Income excluding non-recurring income          $17,426    $23,225     $7,139    $14,157
Provision for income taxes                       7,383      9,500      3,000      5,825
                                              -------------------  ---------------------
  Net income excluding non-recurring income     10,043     13,725      4,139      8,332
                                              -------------------  ---------------------
Non-recurring income                             4,622        -          -          -
Income tax provision on non-recurring income     1,867        -          -          -
                                              -------------------  ---------------------
  Net non-recurring income, net of taxes         2,755        -          -          -
                                              -------------------  ---------------------
Net Income                                     $12,798    $13,725     $4,139     $8,332
                                              ===================  =====================

Basic income per share-
  Net income excluding non-recurring income      $1.23      $1.68      $0.51      $1.01
  Non-recurring income, net of taxes              0.34        -          -          -
                                              -------------------  ---------------------
    Net income                                   $1.57      $1.68      $0.51      $1.01
                                              ===================  =====================
Diluted income per share -
  Net income excluding non-recurring income      $1.22      $1.66      $0.51      $1.01
  Non-recurring income, net of taxes              0.34        -          -          -
                                              -------------------  ---------------------
    Net income                                   $1.56      $1.66      $0.51      $1.01
                                              ===================  =====================
Weighted average number of shares
  outstanding (*)                    Basic       8,153      8,148      8,020      8,162
                                              ===================  =====================
                                     Diluted     8,188      8,251      8,051      8,243
                                              ===================  =====================

      (*) Adjusted for two-for-one stock split effective June 28, 2005.